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                                                                       Exhibit 7

                                                        (CUNA MUTUAL GROUP LOGO)
                                                   CUNA Mutual Insurance Society


                                 January 2, 2008


Board of Directors
CUNA Mutual Insurance Society
2000 Heritage Way
Waverly, Iowa 50677

        Re:   CUNA Mutual Insurance Society
              CUNA Mutual Variable Life Insurance Account (File No. 811-03915)

Ladies and Gentlemen:

In my capacity as Director, Annuity Products to CUNA Mutual Insurance Society ("CMIS"), I have provided actuarial advice concerning the preparation of the Form S-6 registration statement for the Policies and CUNA Mutual Variable Life Insurance Account (the "Account") in connection with the registration of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is my professional opinion that the illustrations of the Policy's accumulated values, cash values, death benefits and other values so illustrated in Appendix A to the prospectus included in the registration statement for the Policies, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. Further, the rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown on the illustrations, appear correspondingly more favorable to prospective purchasers of the Policies ages 0, 25, 35, 40, and 50 in the underwriting classes illustrated than to prospective purchasers of the Policies at other ages and underwriting classes.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement and to the reference to my name in the prospectus under the caption "Actuarial Matters."

                                                Sincerely,

                                                /s/ Scott D. Allen

                                                Scott D. Allen
                                                Director, Annuity Products


           Administrative Office: P.O. Box 61 - Waverly, IA 50677-0061
     Business: 800/779-5433 - Voice/TDD: 319/352-4090 - Fax: 608/236-8030 -
                       Web Site: eservice.cunamutual.com